Exhibit 10.19

OFFICE BUILDING LEASE

LANDLORD:	Mack-Cali Realty, L.P.,
a Delaware limited partnership

TENANT:	A Smart Move, LLC,
a Colorado limited liability company

BUILDING:	5350 South Roslyn Street, Suite 380
Greenwood Village, CO 80111

DATE:

TABLE OF CONTENTS

Section 1.	DEFINITIONS	3
	A. Base Operating Expenses
	B. Base Rent
	C. Common Areas
	D. Landlord’s Notice Address
	E. Lease Year
	F. Premises
	G. Primary Lease Term
	H. Rentable Area
	I. Security Deposit
	J. Tenant’s Notice Address
	K. Tenant’s Permitted Use
	L. Tenant’s Pro Rata Share
Section 2.	GRANT & TERM
Section 3.	RENT	5
Section 4.	COMPLETION OR REMODELING OF THE PREMISES	5
Section 5.	OPERATING EXPENSES	6
Section 6.	SERVICES	10
Section 7.	QUIET ENJOYMENT	12
Section 8.	DEPOSIT	12
Section 9.	CHARACTER OF OCCUPANCY	13
Section 10.	MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD	13
Section 11.	ALTERATIONS AND REPAIRS BY TENANT	14
Section 12.	MECHANIC’S LIENS	15
Section 13.	SUBLETTING AND ASSIGNMENT	16
Section 14.	DAMAGE TO PROPERTY	17
Section 15.	INDEMNITY OF LANDLORD	18
Section 16.	SURRENDER AND NOTICE	18
Section 17.	INSURANCE	18
Section 18.	CASUALTY AND RESTORATION OF PREMISES	19
Section 19.	CONDEMNATION	20
Section 20.	DEFAULT BY TENANT	20
Section 21.	DEFAULT BY LANDLORD	24
Section 22.	SUBORDINATION AND ATTORNMENT	24
Section 23.	HOLDING OVER: TENANCY MONTH-TO-MONTH	25
Section 24.	PAYMENTS AFTER TERMINATION	25

EXHIBITS		31
Exhibit A	Premises Depiction
Exhibit B	Legal Description of Real Property
Exhibit C	Work Agreement
Exhibit D	Parking
Exhibit E	Rules and Regulations
Exhibit F	Commencement Date Certificate

OFFICE BUILDING LEASE
     THIS LEASE is made by and between Mack-Cali Realty, L.P., a Delaware limited partnership (hereinafter referred to as “Landlord”), and A Smart Move, LLC, a Colorado limited liability company (herein after referred to as “Tenant”).
WITNESSETH:
1. DEFINITIONS
     In addition to other terms which are defined elsewhere in this Lease, the terms defined in the following subparagraphs of this Paragraph 1 shall have the meanings set forth in such subparagraph whenever used in this Lease with the fust letter of each capitalized.
     A. “Base Operating Expenses” shall mean an amount of the actual Operating Expenses for the Building Complex for the calendar year 2005.
     B. “Base Rent” shall mean rental for the Primary Lease Term of One Hundred Eighteen Thousand Seven Hundred Ten Dollars and No Cents ($118,710.00) payable in monthly installments as set forth in Section 3 hereof.
     C. “Common Areas” shall mean portions of the Building and Building Complex which are made available on a non-exclusive basis for general use in common of tenants, their employees, agents and invitees. Landlord shall have the right from time to time to change the location or character of and to make alterations of or additions to the Common Areas, and to repair and reconstruct the Common Areas.
     D. “Landlord’s Notice Address” shall mean 5975 South Quebec Street, Suite 100, Centennial, Colorado 80111, or such other address as Landlord may from time to time designate.
     E. “Lease Year” shall mean each twelve (12) month period beginning with the date the Primary Lease Term commences, or any anniversary thereof, and ending on the preceding date one (1) year later.
     F. “Premises” shall mean those certain premises located on the Third Floor of the Building known as Suite 380 comprised of approximately 2,638 rentable square feet of space as depicted on Exhibit A attached hereto and being part of the Building located at 5350 South Roslyn Street, Greenwood Village, Colorado 80111 (the “Building”).
     G. “Primaiy Lease Term ” shall mean a term of three (3) years.
     H. “Rentable Area” shall mean approximately 63,754 rentable square feet of space which is all rentable space in the Building. If there is a significant change in aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to Building design, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustment in the computation as shall be necessary to provide for any such change. Tenant agrees that the Rentable Area may be recalculated in the event that the Building is remeasured. Notwithstanding such remeasurement, unless otherwise provided in this Lease, any statement of square footage that may have been used in calculating Rent and Tenant’s Pro Rata Share is an approximation which Landlord and Tenant agree is reasonable and the Rent and Tenant’s Pro Rata Share based thereon is not subject to revisions during the Primary Lease Term whether or not the actual square footage is more or less.
     I. “Prepaid Rent and Security Deposit” Tenant shall provide to Landlord upon signing this Lease the sum equivalent to one (1) year’s Base Rent or Thirty-Eight Thousand Two Hundred Fifty-One Dollars and No Cents ($38,251.00). Landlord shall apply $35,063.42 toward the first eleven (II) months of Base Rent payments of the Primary Lease Term, and will hold $3,187.58 through the remainder of the Primary Lease Term, and any extension thereof, as a Security Deposit.
     J. “Tenant’s Notice Address” shall mean the Premises.
     K. “Tenant’s Permitted Use” shall mean business office use and for no other purpose.
     L. “Tenant’s Pro Rata Share” shall mean 0.04%, calculated by dividing the rentable square feet comprising the Premises by the Rentable Area. In the event Tenant at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building, Tenant’s Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting percentage shall become Tenant’s Pro Rata Share.
     In consideration of the payment of Rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the Premises, together with a non- exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, easement areas, Common Areas, or other areas on the Real Property described on Exhibit B hereto or in the Building Complex designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building. The Building, Real Property, plazas, Common Areas, other areas and appurtenances may be referred to herein as the “Building Complex”.
     A. The Primary Lease Term of the Lease shall commence at 12:Ol a.m. on the 1st day of January, 2005 (the “Lease Commencement Date”) and shall terminate on the 3 1st day of December, 2007.
     B. Notwithstanding the date set forth above, if Landlord is to complete any work in the Premises and has not done so on or before said date, the date in (A) above shall be delayed by the number of days by which Landlord’s Work (as that term is defined in Paragraph 4 below) was so delayed and this Lease shall continue in full force and effect in accordance with its terms. The delay of said date shall be in full satisfaction of any claims Tenant might otherwise have as a result of such delay. If in accordance with the foregoing provisions, the Lease commencement would occur on other than the first day of a calendar month, the Lease Commencement Date shall be delayed until the first day of the next calendar month and the Primary Lease Term shall be measured from said date; provided, however, during any period prior to such delayed Lease Commencement Date, all terms and provisions set forth in this Lease shall commence on such earlier date. In order to place in writing the exact dates of commencement and termination of the term of this Lease, the parties agree to execute a supplemental agreement, the form of which is attached hereto as Exhibit F, to become a part hereof, setting forth the commencement and termination dates of the Term of this Lease as determined under the provisions of this Paragraph 2.
     C. Tenant will not be required to pay Base Rent or Additional Rent prior to January 1,2005.

3. RENT
     A. Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and shall continue to pay on the first day of each month thereafter during the term hereof. All Rent shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, payable to Mack-Cali Denver, P.O. Box 23229, Newark, NJ 07189, or at such place as Landlord Grom time to time designates in writing. In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent”. Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. Tenant shall pay the first monthly installment of Base Rent at the time it delivers the executed Lease to Landlord for signature. The Base Rent, Additional Rent and all other amounts due to be paid under this Lease may be referred to herein collectively as “Rent”.
B.	The Base Rent to be paid by Tenant to Landlord for the Primary Lease Term shall be as follows:

Period	Monthly Base Rent
0110112005-1213112005	$3,187.58
0110112006-1213112006	$3,297.50
01/01/2007-1213112007	$3,407.42
4. COMPLETION OR REMODELING OF THE PREMISES
     A. If Landlord has agreed to complete finish work in the Premises, such work shall be initially completed in accordance with Exhibit C attached hereto and made a part hereof (the “Work Agreement”) and such work may be referred to herein as “Landlord’s Work”. Other than as set forth in the Work Agreement, Landlord shall have no obligation for completion or remodeling of the Premises and the Tenant shall accept the Premises in its “as is” condition on the Lease Commencement Date. If Landlord is to complete or remodel the Premises and if the Premises are not “Ready for Occupancy” as hereinafter defined on the date the Primary Lease Term is to begin, other than due to delays caused by Tenant, its agents or employees, Tenant’s obligations to pay Base Rent, its Pro Rata Share of Operating Expenses, and other sums owing hereunder shall not commence until the Premises are Ready for Occupancy; provided, however, this Lease and all of the covenants, conditions and agreements herein contained other than Tenant’s obligations to pay Base Rent and other sums owing hereunder shall be in full force and effect. If Tenant takes possession of all or any part of the Premises prior to the date the Premises are Ready for Occupancy for the purpose of conducting its usual business therein, Tenant shall pay all Base Rent and other amounts owing hereunder. “Ready for Occupancy” as used herein shall mean the date that Landlord has substantially completed the Premises or any remodeling work to be performed by Landlord to the extent agreed to in the Work Agreement. The certificate of the architect (or other representative of the Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are Ready for Occupancy, and the obligation to pay Rent begins. In addition to the above, if Landlord is delayed in delivering the Premises to Tenant due to the failure of a prior occupant to vacate the same, then the obligation for the payment of Rent and the commencement of the Primary Lease Term hereof shall also be postponed and such postponement shall be in full satisfaction of all claims which Tenant might otherwise have by reason of such delay of delivery.
     B. Except as may be provided in the Work Agreement attached hereto, taking possession of the Premises by Tenant shall be conclusive evidence against Tenant that the Premises as of the date of taking possession were in the condition agreed upon between Landlord and Tenant and as acknowledgment of satisfactory completion of the Landlord’s Work.

5. OPERATING EXPENSES
     A. “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building and the Building Complex as determined by Landlord or Landlord’s Accountants as defined herein. It is understood and acknowledged by Tenant that Landlord has not made any representation or given Tenant any assurances about the amount of the actual Operating Expenses (any estimates provided by Landlord being deemed non-binding estimates only). Operating Expenses shall include, but not be limited to:
          (1) All real property taxes and assessments levied against the Building and Common Areas by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building and Common Areas as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord’s only property and, provided, further, that in no event shall the term “taxes or assessments”, as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing being collectively referred to herein as the “Taxes”). “Assessments” shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or mall district or special district thereof, against the Premises, the Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as permitted by law, whether or not actually so paid and shall include any applicable interest on such installments;
     Notwithstanding anything to the contrary herein, Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Primary Lease Term and any extension upon Tenant’s operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises. If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other furtures and fittings which caused an increase in the assessed value of the Building, then Tenant shall also pay as Additional Rent all of the taxes reasonably allocated to such extraordinary improvements. If the taxing authorities failed to render a separate tax bill with respect to such improvements, Landlord shall allocate a reasonable portion of such taxes on the Building to such improvements.
          (2) Costs of supplies, including, but not limited to, the cost of relamping and replacing ballasts in all Building Standard tenant lighting as the same may be required from time to time.
          (3) Costs incurred in connection with obtaining and providing energy for the Building and the Building Complex, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and he1 oils, coal or any other energy sources.
          (4) Costs of water and sanitary and storm drainage services.
          (5) Cost of janitorial and security services.

          (6) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacement of equipment used in connection with such maintenance and repair work.
          (7) Costs of maintenance and replacement of landscaping.
          (8) Insurance premiums, including fire and special form coverage, together with loss of rent endorsement, if applicable; the part of any claim required to be paid under the deductible portion of any insurance policy camed by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible hom a major insurance carrier at reasonable rates); commercial general liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee [as            defined in Paragraph 21 hereofl or as Landlord may reasonably determine).
          (9) Labor costs, including wages and other payments, costs to Landlord of workers compensation and disability insurance, payroll taxes, welfare fkinge benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute.
          (10) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services as contemplated herein.
          (11) Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building andlor Building Complex) incurred in the ordinary course of operating the Building.
          (12) The costs of capital improvements, structural repairs and replacements made in or to the Building and/or Building Complex subsequent to the date of issuance of the certificate of occupancy for the Building which shall be amortized at a market rate of return over the shortest period of time then allowed by tax law to amortize such items (as determined by Landlord’s Accountants).
          (13) Costs incurred by Landlord’s Accountant in engaging experts or other consultants to assist them in making the computations required hereunder.
          (14) Costs incurred by Landlord to operate, maintain, and repair the dressing room facility.
          (15) Costs incurred by Landlord fiom easement agreementsbenefiting the Building Complex.
“Operating Expenses” shall include (a) costs of work, including painting and decorating and tenant change work which Landlord performs for any tenant or any tenant’s space in the Building Complex other than work of a kind and scope which Landlord would be obligated to W s h to all tenants whose leases contain a rental adjustment provision similar to this one; (b) costs of repairs or other work occasioned by fire, wind storm or other insured casualty to the extent of insurance proceeds received; (c) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building Complex; (d) costs of repairs or rebuilding necessitated by condemnation; (e) any interest on borrowed money or debt amortization, except as specifically set forth above; or (f) depreciation on the Building and/or Building Complex.

     B. Tenantshall pay to Landlord Tenant’s Share of any increases in Operating Expenses in Operating Expenses in excess of Base Operating Expenses during each calendar year of the Primary Lease Term and any extension thereof. All amounts required to be paid by Tenant shall be paid within krty (30) days following billing therefor by Landlord. Beginning with the first month of the Primary Lease Term and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1112) of Landlord’s estimate (as determined by Landlord’s Accountants) of Tenant’s Pro Rata Share of the projected increases in Operating Expenses for the particular calendar year in excess of the Base Operating Expenses, with a final adjustment to be made between the parties at a later date for said calendar year.
          (1) As soon as practicable following the end of each calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant’s Pro Rata Share of the increase, if any, in the Operating Expenses for the calendar year just completed over the Base Operating Expenses. Beginning with said statement for the second calendar year, it shall also set forth the difference, if any, between Tenant’s actual Pro Rata Share of the increase in Operating Expenses for such calendar year just completed over the Base Operating Expenses and the estimated amount of Tenant’s Pro Rata Share of such increases on the basis of which Tenant’s monthly Rent was computed for such particular calendar year. Each such statement shall also set forth the projected increase, if any, in Operating Expenses for the new calendar year over the Base Operating Expenses and the corresponding increase in Tenant’s monthly Rent for such new calendar year above the Rent paid by Tenant for the immediately preceding calendar year computed in accordance with the foregoing provisions; provided, however, in no event will the rental to be paid by Tenant hereunder ever be less than the Base Rent as it is to be adjusted for such calendar year. To the extent that Tenant’s Pro Rata Share of Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid Rent during the calendar year just completed, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord or receive a credit on the next month’s rental owing hereunder, as the case may be. Until Tenant receives such statement, Tenant’s monthly Rent for the new calendar year shall continue to be paid at the rate paid for the particular calendar year just completed, but Tenant shall commence payment to Landlord of the monthly installments of Rent on the basis of such statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the Rent, as the case may be, on the date required for the first payment of Rent, as adjusted, the difference, if any, between the monthly installments of Rent so adjusted for the new calendar year and the monthly installments of Rent actually paid during the new calendar year.
          (2) In addition to the above, if, during any particular calendar year, there is a change in the information on which Landlord’s Accountants based the estimate upon which Tenant is then making its estimated Rent payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the calendar year (but in no event shall any decrease result in a reduction of the Rent below the Base Rent and all amounts of Additional Rent, as adjusted for such calendar year), as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular calendar year pursuant to the prior estimate.
          (3) In the event the Rentable Area is not fully occupied during any particular calendar year, Landlord’s Accountants may adjust those Operating Expenses which are affected by the occupancy rates for the particular calendar year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%)of such Rentable Area.

          (4) If the calendar year is not concurrent with the Lease Year, Landlord shall, at any time during the Primary Lease Term, or any extension thereof, make all adjustments provided for in this Paragraph 5 with an appropriate proration for the Lease Year in which the Primary Lease Term or any extension begins or ends. In addition, Landlord may elect at any time during the Primary Lease Term or any extensions thereof to make all adjustments provided for in this Paragraph 5 on a Fiscal Year basis with an appropriate proration for the calendar year in which such conversion is made and in which the term ends and all references in ths Lease to calendar year shall thereafter be deemed to refer to “Fiscal Year”.
          (5) Landlord’s and Tenant’s responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease.
     C. If Tenant shall dispute the amount of an adjustment submitted by Landlord’s Accountants or the proposed estimate on the basis of which Tenant’s Rent is to be adjusted as provided in subparagraph B above, Tenant shall give Landlord written notice of such objection within thn-ty (30) days after Landlord’s Accountants advise Tenant of such adjustment or proposed increase or decrease. If Tenant does not give Landlord such written notice within such time, Tenant shall have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants (“Tenant’s Accountants”) for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant’s Accountants determine that an error has been made, Landlord’s Accountants and Tenant’s Accountants shall endeavor to agree upon the matter, failing which the parties settle the dispute by judicial action or in such other manner as they agree. All costs incurred by Tenant in obtaining its own accountants shall be paid for by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord’s Accountants (or found to have occurred in a judicial action), of more than seven percent (7%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord’s Accountants which is challenged in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit but excluding any such costs billed on a contingency fee basis. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Rent determined by Landlord’s Accountants until the adjustment has been determined to be incorrect as aforesaid. If it shall be determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant. Delay by Landlord or Landlord’s Accountants in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Paragraph 5 or constitute a waiver of Landlord’s rights as set forth herein for said calendar year or any subsequent calendar years during the Primary Lease Term and any extensions thereof. All information disclosed to or discovered by Tenant or Tenant’s Accountants must be kept strictly confidential and may not be disclosed except in a judicial action or required securities disclosure or governmental action including audits. Once the Operating Expenses have been determined by Landlord and a statement delivered to Tenant and if no objections have been made by Tenant, or if an objection was timely made by Tenant prior to the expiration of the objection period, the matters have been finally determined, then Tenant shall not be permitted to object to the finally determined statement in subsequent years.
     D. Notwithstanding anythmg contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord’s Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord’s Accountants, shall be permitted to modify the computation of Rentable Area and Operating Expenses for a particular calendar year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph as shall be reasonably necessary to achieve the intention of the parties hereto.
     E. “Landlord’s Accountants” shall mean that individual or fm employed by Landlord &om time to time to keep the books and records for the Building andor to prepare the federal and state income tax returns for Landlord with respect to the Building, all of which books and records shall be certified to by an appropriate representative of Landlord.
6. SERVICES
     A. Subject to the provisions of Subparagraph D below, Landlord, without charge, except as provided herein, and in accordance with standards &om time to time prevailing for the Building, agrees: (1) to furnish running water and electricity at those points of supply for general use of tenants of the Building; (2) to furnish to public areas of the Building heated or cooled air (as applicable), electrical current, janitorial services, and maintenance to the extent Landlord deems necessary; (3) to furnish, during Ordinary Business Hours, as hereinafter defmed, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use; (4) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and &om the Premises (except in the case of emergencies or repair); (5) to provide janitorial services for the Premises to the extent of the Building Standard tenant finish work items contained therein (including such wrindow washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until the Building Standard changes, such janitorial services shall be provided after Ordinary Business Hours on Monday through Friday only, except for Legal Holidays; and (6) to cause electric current to be supplied to the Premises for all of Tenant’s Standard Electrical Usage, as hereinafter defined. “Tenant’s Standard Electrical Usage” as used herein shall mean and refer to electrical usage for standard lighting and ordinary office usage including desk-top computers and office machines based upon 7 Watts per hour per rentable square foot of the Premises. “Ordinary Business Hours, as used herein, shall mean and refer to 6:00 a.m. to 7:00 p.m. Monday through Friday, and 8:00 a.m. to l:00 p.m. on Saturdays, Sundays and Legal Holidays excepted. “Legal Holidays”, as used herein, shall mean New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States Government. A reference to a “business day” in this Lease shall mean Monday through Friday, Legal Holidays excepted.
     B. “Excess Usage” shall be defined as any service usage (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant’s Standard Electrical Usage; or (3) for “Special Equipment”; or (4) for standard HVAC services during other than Ordinary Business Hours. “Special Equipment”, as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, (c) equipment that requires the use of self-contained HVAC units, or (d) connection to the Building emergency generator for life-safety and elevator systems. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage, which costs are subject to change from time to time. Such costs will include Landlord’s costs for materials, additional wear and tear on equipment, utilities and labor (including h g e and overhead costs). Computation of Landlord’s cost for providing such services will be made by Landlord’s engineer. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System andor extending or supplementing any electrical service after completion of Landlord’s Work, if any, as Landlord may determine is necessary, as a result of Tenant’s Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord’s consent therefor. In addition to the foregoing, Landlord, at its option or upon written request of Tenant, may install, at Tenant’s sole cost and expense, a check meter andlor flow meter to assist in determining the cost to Landlord of Tenant’s Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord’s standard rate as established by it, from time to time, for such services. Not less than forty-eight (48) hours’ prior notice shall be given by Tenant to Landlord of Tenant’s desire for such services. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs andor tubes and ballast used in all lighting in the Premises other than Building Standard lighting.
     C. If Tenant requires janitorial services other than those provided to other tenants of the Building generally, Tenant shall separately pay for such services monthly within thirty (30) days of billing by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord’s prior written consent and such rules, regulations and requirements as Landlord may impose (including but not limited to the requirements that such janitors be bonded and insured), to employ janitors, other than those employed by Landlord, to perform such additional services.
     D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord’s services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of Rent; or operate to release Tenant from any of Tenant’s obligations hereunder.
     E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware including defects in pipes, electric wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein.
     F. Landlord shall have the right at any time and from time to time during the Lease term to contract for utility services from any company providing such services as Landlord may select in its sole opinion. Local telephone service will initially be provided by Qwest. Such selection right includes the right to control or limit access to any companies providing electricity service, telephone service or any other service utilized by the Building systems. Additionally, Landlord shall have sole control of the roof top and central service points from which Tenant’s electrical or telecommunication services, including computers, are to be attached. Tenant shall be solely responsible for the costs of all such connections related to Tenant’s telephone or telecommunication services.
     G. In the event that Tenant wishes to utilize the services of a telephone, telecommunications, or other utility provider that is not providing service to the Building as of the date of Tenant’s execution of this Lease, which may be referred to as an alternate service provider or “ASP”, no such ASP shall be permitted to provide services to Tenant or install lines or other equipment to or within the Building without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion and execution of Landlord’s form of license agreement, which, among other things will set forth the location of cables and wires, require the ASP to be responsible for installation and repairs, not be assignable or transferable and contain an indemnity of Landlord. If

Landlord consents to the ASP providing services to the Building, such access shall not be exclusive, Landlord shall incur no expense whatsoever with respect to any aspect of the ASP’s provision of its services, including, without limitation, the costs of installation, materials and service. Prior to commencement of any work in or about the Building by the ASP, the ASP shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the ASP. The ASP must agree to compensate Landlord for: (i) the right to enter the Building; (ii) the amounts determined by Landlord for space used in the Building for storage and maintenance of the ASP’s equipment; (iii) for all costs that may be incurred by Landlord in arranging for access by the ASP’s personnel and security for the ASP’s equipment; and (iv) any other such costs and expenses as Landlord may incur related to the ASP. Tenant acknowledges and agrees that all telephone, telecommunications and other services desired by Tenant from an ASP shall be at Tenant’s sole cost and expense. Tenant agrees that Landlord shall have no obligation or liability in the event any service by the ASP is interrupted, curtailed, or discontinued, and it shall be the sole obligation of Tenant at its expense to obtain substitute service. A default by the ASP shall be deemed a default under this Lease. The provisions of this subparagraph G. may be enforced solely by Tenant and Landlord, and are not for the benefit of any other party (including, without limitation, any telephone or telecommunications provider) and no party shall be deemed a third party beneficiary hereof.
7. QUET ENJOYMENT
     So long as Tenant complies with the provisions hereof and subject to the provisions of this Lease, Tenant shall not be disturbed in its possession of the Premises for the entire term hereof by Landlord or any other person lawfitlly claiming through or under Landlord.
8. DEPOSIT
     It is agreed that, concurrentlywith the execution of this Lease, Tenant has deposited with Landlord and will keep on deposit at all times during the term of this Lease, the Security Deposit, the receipt of which is hereby acknowledged, as security for the payment by Tenant of all Rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any Rent or other amount in default as aforesaid, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant’s default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to an amount equal to: (i) the Base Rent if Tenant’s default occurs thereafter, plus the monthly amount of Tenant’s Pro Rata Share of Operating Expenses then payable by Tenant pursuant to Paragraph 5.B. hereof, times (ii) the number of months’ worth of Base Rent represented by the initial deposit. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant or to whomever is then the holder of Tenant’s interest in this Lease, without interest, sixty (60) days after full performance of this Lease by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. At Landlord’s election, Landlord may elect to have the Security Deposit held by Landlord’s manager in a separate security deposit trust, trustee or escrow account established and maintained by such manager with respect to certain security deposits of tenants withm the Building. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, addressed to Landlord as provided in this Lease; and (iii) Landlord’s manager, if there is one, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfUlly withhold Landlord’s true name and current mailing address from Tenant. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold and, thereupon, Landlord shall be discharged from further liability with respect to such deposit. Tenant agrees that if a Mortgagee

(as defined in Paragraph 2 1) succeeds to Landlord’s interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant shall have no claim against said Mortgagee for the Security Deposit, or any portion thereof, unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.
9. CHARACTER OF OCCUPANCY
     Tenant covenants and agrees to occupy the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant’s agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. Tenant, at Tenant’s expense, shall comply with all laws, codes, rules and regulations of the United States, the State of Colorado, or any applicable municipality, governmental or quasi- governmental entity, including those relating to pollution, hazardous and toxic material control and/or environmental contamination (“Applicable Laws”) now in effect, or which may hereafter be in effect, (i) which shall impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises; (ii) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (iii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant, its agents, employees, contractors or invitees shall not store, keep, use, sell dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building. Tenant, its agents, employees, contractors or invitees shall not keep, store, generate or dispose of on, in or from the Premises, the Building, or the Building Complex any substance which may be deemed a hazardous substance, toxic material, hazardous, toxic or infectious waste under any state, local or federal rule, statute, law, regulation or ordinance as may be promulgated or amended from time to time, except for limited quantities used or stored in the Premises required in connection with routine office operation and maintenance (and then only in compliance with any Applicable Laws).
10. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD
     A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Term, or any extension thereof, except: (i) such repairs to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building Standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building and/or Building Complex; and (ii) upkeep, maintenance and repairs to all Common Areas in the Building and/or Building Complex so long as the need for any such repair is not the result of Tenant’s negligence.
     B. Tenant covenants and agrees to permit Landlord at any time to enter the Premises to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building and/or Building Complex or as may be required by governmental authorities through any code, rule, regulation, ordinance, andlor law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of Rent. Furthermore, Landlord shall at all times have the right at Landlord’s election to make such alterations or change in other portions of the Building and/or Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant’s use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building Complex and such public areas thereof as may be necessary, in Landlord’s determination to complete such alterations or changes.
11. ALTERATIONS AND REPAIRS BY TENANT
     A. Tenant covenants and agrees not to make any alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord pursuant to the Work Agreement), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlets or which would increase Tenant’s usage of electricity beyond Tenant’s Standard Electrical Usage (all such alterations are referred to herein collectively as “Alterations”) without in each such instance first obtaining the written consent of Landlord. Landlord’s consent to any Alterations by Tenant or Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of govemmental agencies or authorities now in effect or which may hereafter be in effect. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented and shall cause such Alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord’s insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subparagraph B below and any Alterations permitted by Landlord pursuant to the provisions hereof, including, but not limited to, any installations desired by Tenant for Tenant’s telegraphic, telephonic or electrical connections, shall be done at Tenant’s expense by Landlord’s employees or, with Landlord’s consent, by persons requested by Tenant and authorized in writing by Landlord; provided, however, if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workers’ compensation, commercial general liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee (as defined in Paragraph 21) as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without ten (10) days’ prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.
     B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord’s obligation to make repairs in the event of certain casualties, as set forth in Paragraph 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant’s property or betterments in the Premises.

     C. All Alterations and permanent fixtures installed in the Premises, including, by way of iliustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Primary Lease Term, or any extension thereof, whether by lapse of time or otherwise, unless Landlord by notice given to Tenant no later than fifteen (15) days prior to the end of the term shall elect to have Tenant remove all or any of the Alterations, and in such event, Tenant shall promptly remove at Tenant’s expense the Alterations specified by Landlord and restore the Premises to their condition prior to the malung of the same, reasonable wear and tear excepted.
     D. All Alterations, movable furniture and personal effects of Tenant not removed from the Premises upon the vacation, abandonment thereof or upon the expiration or termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property. Tenant shall pay Landlord all expenses incurred in connection with removal of such property, including, but not limited to, the cost of repairing any damage to the Premises caused by the removal of such property. Tenant’s obligations hereunder shall survive the expiration or other termination of the Lease.
12. MECHANIC’S LIENS
     Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant’s request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord’s interest therein and Tenant will keep the Premises free and clear of all mechanics’ liens, and other liens on account of work done for Tenant or persons claiming under it, excluding any finish work performed by Landlord pursuant to the Work Agreement. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and fiom 811 liability, loss, damage, costs, or expenses, including attorneys’ fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Should Tenant receive any notice of intent to file a lien, Tenant shall deliver a copy of such notice to Landlord and shall promptly resolve the claim. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within five (5) days after the filing or recording of such liens. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, or at Tenant’s option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic’s lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

13. SUBLETTING AND ASSIGNMENT
     A. Tenant shall neither sublet any part of the Premises nor assign ths Lease or any interest herein without the written consent of Landlord !&st being obtained, which consent, as to any subletting of less than twenty- five percent (25%) of the Premises, will not be unreasonably withheld provided that: (i) Tenant has complied with the provision of subparagraph C below and Landlord has declined to exercise its rights thereunder; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant; (iii) the proposed subtenant or assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) Tenant is not in default hereunder at the time it makes its request for such consent; (v) the proposed subtenant or assignee is not a governmental or quasi- governmental agency; (vi) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating, a lease with Landlord in any building owned by Landlord in the Denver metropolitan area (including the Building); or (vii) the rent under such sublease or assignment is not less than the Rent to be paid by Tenant for such space under the Lease and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Building with any current or future laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant andlor such assignee or subtenant bears the entire cost of such greater compliance. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a tenant shall constitute an assignment hereunder.
     B. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect the Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as the Tenant hereof or a release of Tenant from fixther performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or sublease shall not in any way be construed as relieving Tenant from obtaining the Landlord’s express written consent to any fixther assignment or sublease. Notwithstanding the consent of Landlord to any sublease or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent and Tenant’s Pro Rata Share of Operating Expenses. Landlord’s consent to any requested sublease or assignment shall not waive Landlord’s right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein. If Tenant collects any rental or other amounts &om a subtenant or assignee in excess of the Base Rent and the Tenant’s Pro Rata Share of Operating Expenses for any monthly period, Tenant shall pay to Landlord on a monthly basis, as and when Tenant receives the same, all such excess amounts received by Tenant.
     C. Notwithstanding anything contained in this Paragraph 13 to the contrary, in the event Tenant requests Landlord’s consent to sublet all or a portion of the Premises or to assign its interest in this Lease, Landlord shall have the right to: (i) consent to such sublease or assignment in its sole discretion (except if covered by Subsection A. above); (ii) refuse to grant such consent in Landlord’s sole discretion (except if covered by Subsection A. above); or (iii) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after notice of Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice &om Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice.
     D. Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than sixty (60) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Notice”). Tenant’s Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have forty-five (45) days following receipt of Tenant’s Notice within which to exercise Landlord’s rights pursuant to subparagraph C above. If Landlord consents to such sublease or assignment and if for any reason Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on the terms and conditions contained in Tenant’s Notice, within one hundred twenty (120) days following its original notice to Landlord, Tenant agrees to re-offer the Premises to Landlord in accordance with the provisions hereof prior to leasing or assigning the same to any third party.
     E. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord’s costs and expenses, including reasonable attorneys’ fees, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.
     F. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. If a trustee in bankruptcy is entitled to assume control over Tenant’s rights under this Lease and assigns such rights to any h d party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party’s occupancy of the Premises. Landlord and Tenant fwther understand that in any event Landlord is entitled under the Bankruptcy Code to adequate assurance of future performance of the terms and provisions of ths Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term “Adequate Assurance” shall include at least the following:
          (1) In order to assure Landlord that the proposed assignee will have the resources with which to pay the Rent called for herein, any proposed assignee must have demonstrated to Landlord’s satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by seven percent (7%), compounded annually, for each year &om the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.
          (2) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.
14. DAMAGE TO PROPERTY
     Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fxe, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any fhiture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building and/or the Building Complex not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building, the Building Complex andlor Premises shall be at the sole risk of Tenant.
15. INDEMNITY OF LANDLORD
     Tenant hereby agrees to indemnify, defend, and save Landlord, its agents and employees harmless of and from all liabilities, losses, damages, costs, or expenses, including attorneys’ fees, fines, penalties, judgments, or obligations that the Landlord may sustain or on account of injuries to the person or property of Landlord, its agents or employees or of any other tenant in the Building or Building Complex or to any other person rightfully in said Building or Building Complex for any purpose whatsoever, where the injuries are caused by the negligence or misconduct by the Tenant, Tenant’s agents, servants, employees, subtenants, assignees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or expiration of this Lease.
16. SURRENDER AND NOTICE
     Upon the expiration or other termination of the Term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable M t u r e and other effects and such Alterations, as Landlord shall require Tenant to remove as described in Paragraph 1 I hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises. Tenant’s obligation hereunder shall survive the expiration or other termination of this Lease. All movable h t u r e and personal effects of Tenant not removed from the Premises upon the vacation or abandonment of the Premises, or upon the termination of this Lease for any cause whatsoever, shall conclusively be deemed to have been abandoned, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with disposition of such property.
17. INSURANCE
     A. Subject to reimbursement as provided in Paragraph 5 herein, Landlord shall maintain casualty insurance on the shell and core of the Building, on the Premises to the extent of the tenant finish provided by Landlord to tenants in the Building from time to time in such amounts, &om such companies, and on such terms and conditions, including loss of rental insurance for such period of time as Landlord deems appropriate, from time to time.
     B. Tenant shall obtain and maintain throughout the term of this Lease special form insurance on and for the full cost of replacement of all of Tenant’s property and betterments in the Premises, including, without limitation all Mture, fixtures, personal property and all tenant finish in excess of Building Standard items.
     C. In addition to the above, Tenant shall obtain and maintain throughout the term of this Lease a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than Two Million Dollars ($2,000,000.00). All such policies shall name Landlord as additional insured. Each such policy shall provide that the same may not be canceled or modified without at least twenty (20) days’ prior written notice to Landlord and any Mortgagee (as defined in Paragraph 2 1). Prior to occupancy of the Premises, and thereafter from time to time, Tenant shall deliver certificates evidencing that such insurance, as required under this Paragraph 17, is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.
     D. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other, their officers, agents and employees occurring as a result of the use and occupancy of the Premises for: (i) any loss of its property capable of being insured against by special form insurance coverage whether carried or not, excluding from such waiver, in the case of the Landlord, the deductible amounts under any applicable special form insurance; (ii) all loss, cost, damage, or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or other costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption insurance whether or not carried. Each party shall apply to its insurers to obtain such waivers and obtain any special endorsements, if required by their insurance to evidence compliance with the aforementioned waiver and shall bear the cost therefore.
18. CASUALTY AND RESTORATION OF PREMISES
     A. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that an architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within ninety (90) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) business days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay Rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said ninety (90) day period that the Premises can be made tenantable within said one hundred eighty (180) clay period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the Building Standard tenant finish allowance then provided by Landlord to tenants in the Building) with all reasonable speed.
     B. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the Building Standard tenant finish then provided by Landlord to tenants in the Building with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds one hundred eighty (180) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.
     C. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that, within ninety (90) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said ninety (90) days, Tenant shall pay the Rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be £teed and discharged of all further obligations hereunder.

     D. Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, Tenant’s Rent shall abate during any such period of Landlord’s repair and restoration, but only to the extent of any recovery by Landlord under its rental insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.
     E. If the Lease is not terminated as provided above, Tenant shall, at its expense, replace or hlly repair Tenant’s personal property and alterations installed by Tenant in the Premises existing on the date of occurrence of the casualty and Tenant shall fully cooperate with Landlord in removing Tenant’s personal property and other debris from the Premises to facilitate making repairs.
19. CONDEMNATION
     If the entire Premises or substantially all of the Premises or any portion of the Building which shall render Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Paragraph 18 above. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken whether the award is compensation for diminution in value for the leasehold, for the taking of the fee, or as severance, damage or otherwise; provided, however, if this Lease is terminated as a result of the condemnation and as long as Tenant’s award does not reduce Landlord’s award or compensation, then Tenant shall be entitled to any separate award made to Tenant for the following: (i) for loss or damage to Tenant’s trade fixtures which it cannot remove, and (ii) relocation and removal expenses.
20. DEFAULT BY TENANT
     A. Each one of the following events is herein referred to as an “Event of Defaulty’:
          (1) Any failure by Tenant to pay the Rent or any other monetary sums required to be paid hereunder on the date such sums are due.
          (2) Tenant shall vacate or abandon the Premises.
          (3) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Paragraph 13.
          (4) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15)days after the levy thereof

          (5) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant.
          (6) The filing of any petition or the commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.
          (7) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature.
          (8) The admission in writing by Tenant, or any partner of Tenant if Tenant is a partnership, that it is unable to pay his debts as they mature or he is generally not paying his debts as they mature.
          (9) Tenant shall fail to accept possession of the Premises on the date the Primary Lease Term commences.
          (10) Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period of thrrty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thuty (30) day period, Tenant shall not in good faith have commenced such performance within such thrrty (30) day period and shall not diligently proceed therewith to completion; provided, however, if Tenant fails to perform any of the other agreements, covenants or conditions hereof repeatedly during the term of this Lease, Tenant shall no longer have the opportunity to cure any subsequent failure and an Event of Default shall be deemed to have occurred immediately upon such failure.
     B. If any one or more Event of Default shall happen, then Landlord shall have the right, at Landlord’s election, then or at any time thereafter, either:
          (1) (a) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (I), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord, may, fiom time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of fiee rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however, Landlord shall use reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice fiom Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry andlor reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.
               (b) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alterations, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received fiom such reletting. In addition, in determining the net proceeds fiom such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or
          (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which Rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same fiom Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the “Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.
     C. Suit or suits for the recovery of the Rents and other amounts and damages set forth hereinabove may be brought by Landlord, fiom time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of the Lease, shall also be recoverable by Landlord fiom Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover fiom the other party any and all reasonable attorneys’ fees incurred by such prevailing party in connection with such action.
     D. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in full force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.
     E. Nothing contained in this Paragraph 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Paragraph. Notwithstanding anything contained in this Paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.
     F. Any Rents or other amounts owing hereunder which are not paid within five (5) days after due shall thereafter bear interest at the annual rate of eighteen percent (18%) per annum until paid. Further, in the event any Rents or other amounts owing hereunder are not paid within five (5) days after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid. Prime Rate, as used herein, shall mean the three percent (3%) in excess of the rate published in the Western Edition of The Wall Street Journal under “Money Rates.” If for any reason the Prime Rate is no longer published in The Wall Street Journal, then Landlord shall select another financial publication and reasonably equivalent announced rate as was announced in The Wall Street Journal.

     G. Tenant and Landlord hereby waive (to the extent allowed by law) any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.
21. DEFAULT BY LANDLORD
     In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a Mortgage and/or Trust Deed affecting all or any portion of the Building Complex (“Mortgagees”), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees. Tenant M e r agrees that if Landlord shall have failed to cure such default with the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if within such tlurty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.
22. SUBORDINATION AND ATTORNMENT
     A. This Lease, at Landlord’s option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building and/or Building Complex, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.
     B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder’s mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust of the date of recording thereof.
     C. In conhation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to do so.
     D. Tenant hereby agrees to attorn to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

23. HOLDING OVER: TENANCY MONTH-TO-MONTH
     If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent, and Landlord shall accept such Rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy fiom month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly Rent equivalent to one hundred fifty percent (150%) of the monthly installmentspaid by Tenant immediately prior to such expiration or the Current Market Rental Rate for the Premises, whichever is greater. All such Rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party by not less than ten (10) days’ notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability pursuant to Paragraph 16 and any holdover without Landlord’s consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Paragraph 20 above, including, without limitation, its right to recover consequential damages resulting &om said holdover.
24. PAYMENTS AFTER TERMINATION
     No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord’s rights and remedies hereunder and the payment of such sums of money, whether as Rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.
25. STATEMENT OF PERFORMANCE
     Tenant agrees at any time and fiom time to time, upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifymg that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the Rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein or a holder of any mortgage or deed of trust encumbering the Building Complex. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance; and (iii) not more than one (1) month’s rent has been paid in advance. Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.
26. HAZARDO US SUBSTANCES
     Except for hazardous substances customarily used for normal office purposes, Tenant shall be prohibited fiom storing, handling, andlor disposing of hazardous substances or environmental pollutants, as those terms are defined under federal, state, or local environmental statutes, ordinances, or regulations in or about the Premises.

Landlord represents to Tenant that no hazardous substances or environmental pollutants, including asbestos (except for hazardous substances customarily used for normal office purposes) which violate federal, state or local environmental statutes, ordinances, or regulations by their presence are located in the Premises as of the date of the Lease. In the event Tenant violates this provision, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, liabilities, judgments, loss, cost or damage including clean-up costs, fines, penalties, and attorneys’ fees, arising from the use, storage and or disposal of hazardous substances. Tenant’s liability for all loss, cost, or damage arising from such use, storage, and or disposal shall survive the expiration or termination of this Lease.
27. MISCELLANEOUS
     A. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.
     B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
     C. The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building.
     D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building and or Building Complex or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Paragraph 2 1 above.
     E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
     F. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

     G. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.
     H. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.
     I. If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.
     J. No act or thing done by Landlord or Landlord’s agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord’s agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.
     K. Landlord shall have the right at any time to change the name of the Building and/or Building Complex, to increase the size of the Building and/or Building Complex by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Building complex or to change the location and/or character of or to make alterations of or additions to the Building and/or Building Complex. In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Building Complex, Landlord and Tenant shall execute an Amendment to Lease which incorporates such modifications, additions, and adjustments to Tenant’s Pro Rata Share, if necessary. Tenant shall not use the Building’s and/or Building Complex’s name for any purpose other than as a part of its business address. Any use of such name in the designation of Tenant’s business shall constitute a default under this Lease.
     L. Tenant covenants and agrees that no diminution of light, air, or view of or from the Building, or any other building (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of Rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant’s obligations hereunder.
     M. Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Building.
     N. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     O. Tenant agrees to make such modifications and amendments of this Lease as may hereafter be required to conform to any lender’s requirements, so long as such modifications or amendments will not increase Tenant’s obligations hereunder or materially alter its rights as set forth herein.
     P. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     Q. This Lease shall be governed and interpreted in accordance with the laws of the State of Colorado.
     R. As part of the services Landlord provides hereunder, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building, and the cost therefor shall be included as an Operating Expense. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building is a secure building. Landlord shall not be responsible for the quality of any service which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its betterments contained in the Building and/or Building Complex or the Premises due to the failure, action or inaction of such persons.
     S. Tenant shall not record this Lease or a memorandum hereof In the event that Tenant violates this provision, this Lease shall be null, void and of no M e r force and effect, at Landlord’s option, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.
     T. No sign, advertisement or notice shall be inscribed, painted or affied on any part of the inside or outside of the Building unless such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Notwithstanding the foregoing, Tenant shall be allowed one line on a Building directory in a conspicuous place to be provided by Landlord and one Building Standard sign near the main tenant entry door of the Premises with the Tenant name.
     U. All parkmg areas on the Real Property are Common Areas of the Building. Tenant’s right to use the parking areas of the Building are governed by Exhibit D, Parking, attached hereto            and made a part hereof. Landlord may take such measures as it deems necessary to discourage long term and non-tenant parking and to secure a sufficient turnover and number of parkmg spaces to accommodate tenants of the Building.
28. AUTHORITIES FOR ACTION AND NOTICE
     A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord’s building manager or any other person who shall from time to time be designated in writing.
     B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Landlord (or a partner of Landlord if Landlord is a partnership or to Landlord individually if Landlord is a sole proprietor), or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord’s Notice Address or at the most recent address of which Landlord has notified Tenant in writing. All notices, demands, statements or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant’s taking possession of the Premises, to the address known to Landlord as Tenant’s principal office address. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.
29. RULES AND REGULATIONS
     It is further agreed that the rules and regulations set forth on Exhibit E attached hereto shall be and are hereby made a part of this Lease and Tenant agrees that Tenant’s employees and its agents or any other permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations. A breach of any of such rules or regulations shall be deemed an Event of Default under this Lease and Landlord shall have all remedies as set forth in Paragraph 20 hereof.
30. BROKERAGE
     Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction, except Mack-Cali Realty Corporation, who has acted as Landlord’s leasing agent. Tenant shall indemnify Landlord against any expenses incurred by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant. Tenant acknowledges that Landlord shall not be liable for any representations by such brokers regarding the premises, Building, Building Complex, or this lease transaction.
31. SUBSTITUTE PREMISES
     At any time during the Primary Lease Term, or any extension thereof, Landlord shall have the right upon h t y (30) days’ prior written notice to Tenant to substitute other substantially comparable space within the Building, including substantially comparable tenant fdsh, for the Premises (the “Substitute Premises”). Tenant shall relocate to the Substitute Premises on the date set forth in Landlord’s notice (to occur no sooner than thxty (30) days after receipt by Tenant of said notice). Landlord agrees to pay all reasonable expenses incurred by Tenant to move its furniture, fixtures, and equipment to the Substitute Premises. The suite number designation and Exhibit A shall be deemed revised to reflect the description of the Substitute Premises. Except for such revisions, the terms and provisions of the Lease shall be applicable to the Substitute Premises and the Substitute Premises shall be deemed to be the Premises under the Lease.
32. TIME OF ESSENCE
     Time is of the essence herein.
33. EXHIBITS
     All exhibits attached hereto are made a part hereof and are incorporated herein by reference.
SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year &st above written.

LANDLORD:	TENANT: /s/ Chris Sapyta

Mack-Cali Realty, L.P.,	A Smart Move, LLC, Colorado limited liability company

Title:	Regional Director
Phone:
Address:	5975 South Quebec Street, Suite 100	Fax:
Centennial, Colorado SO111

Phone:	(303) 721-7600
Fax:	(303)721-1122
John Fefley ,

EXHIBITS

Exhibit A	Premises Depiction

Exhibit B	Legal Description of Real Property

Exhibit C	Work Agreement

Exhibit D	Parking

Exhibit E	Rules and Regulations

Exhibit F	Commencement Certificate

          Robert Drabkin
John FeRey ,
EXHIBIT A TO LEASE
Premises Depiction
ii junction box 1 LAN outlets,. five (5)to seven (1) @rk estimated to be needed.’ 2.3 Eamage “ to the bottom of the front door shall be repai$edb!and clkhned,or replaced, a t Landlord’s discretion. 3. Any damaged ceiling tiles sha1.I b+’; repla6$. 4. ~reaki%“om@aucet leak shall be repaired,or replaced, a t Landlord’s dsic & tim. 5. gew            base, carpet Sr paint.

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EXHIBIT B TO LEASE
Legal Description of Real Property
A TRACT OF LAND BEING A PORTION OF LOTS 12 AND 13 OF BLOCK 1, A SUBDMSION OF SECTION 16, TOWNSHIP 5 SOUTH, RANGE 67 WEST TO THE 6TH PRINCIF’AL MERIDIAN, CITY OF GREENWOOD VILLAGE, COUNTY OF ARAPAHOE, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 12; THENCE NORTH 89 DEGREES 28 MINUTES 11 SECONDS EAST ALONG THE SOUTH LINE OF SAID LOT 12 A DISTANCE OF 25.00 FEET TO INTERSECT THE EAST RIGHT-OF-WAY LINE OF SUCH ROSLYN STREET AS DESCRIBED IN BOOK 1690, PAGE 190,THE POINT OF INTERSECTION BEING THE POINT OF BEGINNING; THENCE NORTH 0 DEGREES 8 MINUTES 0 SECONDS WEST ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 8.77 FEET TO A POINT ON CURVE HAVING A RADIAL BEARING OF NORTH 38 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 40.00 FEET TO THE CENTER OF CURVE; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT BEING THE EAST LINE OF ADDITIONAL RIGHT-OF-WAY DESCRIBED IN BOOK 3617, PAGE 122, HAVING A DELTA OF 102 DEGREES 36 MINUTES 46 SECONDS, A RADIUS OF 40.00 FEET, AN ARC LENGTH OF 7 1.64 FEET; THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF SOUTH ROSLYN STREET NORTH 0 DEGREES 08 MINUTES 0 SECONDS WEST A DISTANCE OF 339.66 FEET TO THE SOUTH LINE OF THAT TRACT OF LAND DESCRIBED IN BOOK 2264, PAGE 3 19, THENCE NORTH 89 DEGREES 28 MINUTES 11 SECONDS EAST ALONG SAID SOUTH LINE BEING 87.03 FEET TO INTERSECT THE WESTERLY RIGHT-OF-WAY LINE OF U.S. INTERSTATE HIGHWAY NO. 25; THENCE SOUTH 24 DEGREES 27 MINUTES 07 SECONDS EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 449.47 FEET TO INTERSECT THE SOUTH LINE OF SAID LOT 12, SAID POINT OF INTERSECTION BEING 27.70 FEET WESTERLY OF THE SOUTHEAST CORNER OF SAID LOT 12, THENCE SOUTH 89 DEGREES 28 MINUTES 11 SECONDS WEST ALONG SAID SOUTH LINE A DISTANCE OF 576.39 FEET TO THE POINT OF BEGINNING. CONTAINING 198,139 SQUARE FEET OR 4.549 ACRES.

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EXHIBIT C TO LEASE
Work Agreement

Re:	Tenant:	A Smart Move, LLC, a Colorado limited liability company

	Premises:	Approximately 2,638 rentable square feet of floor space on Third Floor of the Building known as Suite 380 located at 5350 South Roslyn Street, Englewood, CO 80111 (the “Premises”)

	Temporary Occupancy:	Tenant shall be allowed to occupy two (2) offices within the Premises during Landlord’s modification of the Premises; however, Tenant shall be solely responsible for moving its belongings so long as Landlord has given Tenant twenty-four (24) hours notice to do so.
     Concurrently herewith, you as Tenant, and the undersigned, as Landlord, have executed a Lease covering the above captioned Premises (the provisions of said Lease are herein incorporated by reference as if fully set forth herein). In consideration of the execution of said Lease, Tenant and Landlord mutually agree as follows:
     1. Tenant and Landlord’s representative have finalized and approved a sketch of the Premises which includes notes as to the work to be completed within the Premises (the “Approved Space Plan”).
     2. Landlord’s contractor shall perform all tenant finish work for the Premises in accordance with the Approved Space Plans (“Landlord’s Work”) at Landlord’s costs and expense. The cost of Landlord’s Work shall include all costs attributable to design and construction of the Landlord’s Work including but not limited to, services, fees and expenses of the designated planner and Landlord’s engineers; costs of permits and licenses required for completion of the Landlord’s Work; labor, materials, fees and expenses of Landlord’s contractor in completing the Landlord’s Work; and costs attributable to building standard tenant finish items pre stocked or in place in the Premises which Landlord normally provides to tenants (e.g., ceiling grid, sprinklers, HVAC and similar items which may be referred to as “Building Standard”).
     3. Changes to the Approved Space Plans may be made only by written direction to Landlord by Tenant. All costs incurred by such changes, including costs of the revisions in any working drawings and costs of construction and materials, and reimbursables necessitated by such changes, shall be paid for in full by Tenant upon billing by Landlord or Landlord’s designer.
     4. Notwithstanding the provisions of the Lease, the commencement of the Lease Term and Tenant’s rental obligations will not be delayed or extended by any delay: (i) in the preparation, finalization or approval of the Approved Space Plans caused by Tenant, its agents or employees; (ii) caused by modifications, revisions and changes to the Approved Space Plans due to changes requested by Tenant, its agents or employees; (iii) in the delivery or installation of any special or non-standard building items specified by Tenant; or (iv) of any kind or nature in the completion of the Premises caused by Tenant, its agents or employees (“Tenant Delay”). Tenant shall pay all costs arising fiom Tenant Delay.
     5. Tenant has designated Chris Sapyta as its sole representative with respect to the matters set forth in this Work Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall have the right, by written notice to Landlord, to change its designated representative.

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     6. Landlord has designated Carrie Casagranda as its sole representative with respect to Landlord’s responsibilities under this Work Agreement, who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord shall have the right, by written notice to Tenant, to change its designated representative.
     7. Any and all notices required to be given hereunder shall be in writing in accordance with the terms and provisions of the Lease. However, in all cases notices shall also be given to those individuals to be specified pursuant to Paragraphs 5 and 6 above.
     8. Days. Days as used in this Agreement means calendar days, including weekends and holidays.
MACK-CALI REALTY, L.P.,
a Delaware limited partnershi

By: /s/ Robert Drabkin	Mack-Cali Realty

	Title: ‘kegional Director
		“Landlord”

AG this			,2004.

A Smart Move, LLC,
a Colorado limited liability company

By: /s/ Chris Sapyta
Title:

ATTEST:

By: Title:
		“Tenant"

EXHIBIT D TO LEASE
Parking
     Landlord hereby grants to Tenant for the use by Tenant at the option of Tenant on an unreserved, unassigned basis of ten (10) standard size passenger vehicle parking stall(s) (the “Spaces”) located on the surface lot adjacent to the Building upon terms of the Lease and this Exhibit. The right to use such spaces is non-exclusive and is in common with others on a fist-come, first-served basis (the “Parking Privileges”).
     1. Tenant’s right to the Parking Privileges shall commence on the date of execution of the Lease and shall continue for the term of the Lease unless sooner terminated or extended, or unless Tenant is in default under the Lease. The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Lease, the Primary Lease Term or any extensions thereof.
     2. Landlord shall have the right at any time to change the arrangement or location of or to regulate the use of Spaces without incurring any liability to Tenant or its Designated User. Among other things, Landlord shall be entitled to assign designated areas of the surface lot for use by particular persons or groups of persons and Tenant shall refrain &om parking in such Spaces. Tenant acknowledges that the Spaces will not be individually designated or reserved for use by Tenant and that Tenant will use the Spaces in surface lot in common with all persons to whom or which Landlord grants the right to use the surface lot.
     3. In addition to the Rules and Regulations set forth in the Lease, the use of the Spaces is subject to the following rules:
          A. Tenant shall designate use of the Spaces to specific individuals who may be referred to herein as “Designated Users.”
          B. Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as “no parking” areas.
          C. Tenant and Designated Users shall observe the special hours of opening, closing and non- use of the surface lot when closings are necessary for repairs, cleaning and rehabilitation.
          D. Tenant and Designated Users shall use the Spaces only for automobile parking.
          E. Tenant and Designated Users shall observe all posted vehicle height limitations.
          F. Tenant and Designated Users shall not allow unauthorized vehicles to use the Spaces and, except for emergencies, shall not repair nor authorize service to vehicles parked in the parking structure or in surface parking area.
     4. If any portion of the surface lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, the Parking Privileges shall automatically cease and terminate. Tenant thereupon shall surrender to Landlord the Spaces and all interest therein, and Landlord may re-enter and take possession of the Spaces.
     5. Tenant shall not be permitted to assign the Spaces or any interest herein or permit the Space or any part thereof to be used by other than Designated Users without the prior written consent of Landlord, whch consent

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may be granted or withheld in Landlord’s sole discretion. Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy arrangement permitted or consented to by Landlord.
     6. Neither Landlord or its agents shall be liable for any damage, fire, theft or loss to vehicles or other properties or persons while in the parking facilities of the Building, whether caused by theft, collision, moving vehicles, explosion, fire, or any other activity or occurrence in such Building. Tenant and/or its Designated Users assume the risk of such loss or damage and shall indemnify, defend and hold Landlord and its agents harmless from any and all claims against and damages incurred by Landlord arising from Tenant’s or the Designated Users’ use of the parking facilities, including all costs, attorneys’ fees, expenses and liabilities incurred on or about any such claim or action.
     7. Should the surface lot become inoperative for any reason whatsoever or the use of the Spaces be prohibited by any governmental authority or by strike or other labor difficulties, the abatement of Tenant’s Fee is in full satisfaction of any claim for damages Tenant or its Designated Users may suffer due to the inability to park in the structure.

EXHIBIT E TO LEASE
Rules and Regulations
     The following rules and regulations shall be and are hereby made a part of the Lease and Tenant agrees that Tenant’s employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations.
     1. Tenant shall not obstruct the sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex or interfere with the rights of other tenants of the Building Complex, or of persons having business in the Building Complex or in any way injure or annoy such tenants or persons. Tenant shall not disturb the other occupants of the Building Complex or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.
     2. Tenant shall not commit any act or permit anythmg in or about the Building Complex which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building Complex or for any other reason.
     3. Tenant shall not use the Building for lodging, sleeping, or for any illegal purposes or for any purpose that will damage the Building Complex, or the reputation thereof, or for any purposes other than those specified in the Lease.
     4. Canvassing, soliciting, and peddling in the Building Complex are prohibited, and Tenant shall cooperate to prevent such activities. Tenant shall not grant any concessions, licenses or permission for the sale or taking orders for food or services or merchandise on the Premises, nor install or permit the installation or use of any machinery or equipment for dispensing goods or foods or beverages in the Building Complex, except beverage machines intended for the use only by Tenant’s employees, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, except for the warming of pre-prepared food by Tenant’s employees in microwave ovens, without the approval of Landlord and in compliance with the Lease and arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building Complex, or to use the elevators or public areas of the Building Complex for that purpose.
     5. Tenant shall not bring or keep within the Building or in any Common Area any bicycle, motorcycle or animal except helping animals allowed by law.
     6. Tenant shall not conduct mechanical or manufacturing operations, or place or use any flammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building Complex without the prior written consent of Landlord, except as associated with Tenant’s Permitted Use. Tenant shall comply with the statutes, ordinances, rules, orders, regulations or requirements imposed by govemental or quasi- governmental authorities in connection with fire and panic safety and fire prevention, and shall not commit any act or permit any object to be brought or kept in the Building Complex which shall result in a change of the rating of the Building Complex by the insurance underwriters. Tenant shall not commit any act or permit any object to be brought or kept in the Building Complex which shall increase the rate of fire insurance on the Building Complex or on property located herein, constitute a nuisance or waste, or codict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

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     7. Tenant shall move all freight, supplies, furniture, fixtures, and other personal property into, within and out of the Building Complex only at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to approve or disapprove the movers or moving company employed by Tenant, to inspect all such freight, supplies, fiuniture, fixtures and other personal property, to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building Complex in such a fashion as to unreasonably obstruct the activities of the other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, Gxtures, and other personal property to, from, or within the Building Complex, any hand trucks other than those equipped with rubber tires and side guards. In the event Tenant or Tenant’s movers damage the elevator or any part of the Building Complex, Tenant shall forthwith pay to Landlord the amount required to repair said damage.
     8. Tenant shall not place within the Building any safes, copying machines, computer equipment or other objects of unusual size or weight, nor shall Tenant place within the Building Complex any objects which exceed the floor weight specificationsof the Building without the express prior written consent of landlord. Tenant agrees that it is fully liable for any damages to the Building Complex or losses sustained by Landlord by reason of the placing within the Premises or equipment or property in excess of the floor weight specifications of the Building Complex either with or without the consent of Landlord. The placement and positioning of all such objects within the Building Complex shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.
     9. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building Complex except in refuse containers. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, vestibules, public corridors and halls in and about the Building Complex (hereinafter “Common Areas”) clean and free from rubbish. Tenant shall not allow anyhng to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors or down the comdors, elevator shafts or ventilation ducts or shafts of the Building.
     10. Tenant shall use the Common Areas only as a means of ingress and egress and other designed purposes, and Tenant shall permit no loitering by any of Tenant’s employees upon Common Areas or elsewhere within the Building Complex. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases, retain the right to control or prevent access thereto by all persons whose presence in the reasonable judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building Complex and its Tenants. Tenant shall not go upon the roof of the Building without the express prior written consent of the Landlord.
     11. Landlord reserves the right to exclude or expel from the Building Complex any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building Complex.
     12. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any purpose other than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors, cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense, and Landlord shall not be responsible therefor.

     13. Tenant shall not mark, paint, drill into, cut, string wire within, or in any way deface any part of the Building Complex without the express prior written consent of Landlord, and any defacement, damage or injury caused by Tenant or Tenant’s agents or employees shall be paid for by Tenant. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense.
     14. No blinds, drapes or other window coverings shall be detached from or installed in the Building without the express prior written consent of Landlord, In the event of the violation of any of the foregoing by Tenant, Landlord may remove the articles constituting the violation without any liability and Tenant shall reimburse Landlord for the expense incurred in such removal upon demand as Additional Rent under the Lease.
     15. Tenant shall not use the name of the Building or the name of the Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord’s express prior written consent.
     16. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.
     17. All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and vaults and deliver interior doors, cabinets, and other key- controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key hmished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. Landlord and/or Landlord’s agent shall at all times keep a passkey to the Premises.
     18. Access may be had by Tenant to the Premises during hours of operation agreed upon by Landlord and Tenant. At other times access to the Building may be refused unless the person seeking admission has an access card or a pass if a watchman is present. Tenant shall be responsible for all persons for whom Tenant requests passes, and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building Complex for the safety of tenants and protection of property in the Building Complex.
     19. Except as otherwise provided in the Lease, Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with the loss, theft, misappropriation or other disappearance of Mture, furnishings, fixtures, machinery, equipment, money, jewelry or other items or personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss.
     20. During the entire term of this Lease, Tenant shall, at Tenant’s expense, install and maintain under each and every caster chair in office areas a chair pad to protect the carpeting.

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     21. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff or by any other person or persons whomsoever.
     22. For purposes hereof, the terms “Landlord”, “Tenant”, “Building”, and “Premises” are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors,jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term “Building” and the Building Complex shall include the Premises, and any obligations of tenant hereunder with regard to the Building and the Building Complex shall apply with equal force to the Premises and to other parts of the Building Complex.
     23. Tenant agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations of the use and care of the Premises and the Building Complex. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in the Lease provided for in the Event of Default by Tenant.

EXHIBIT F TO LEASE
Commencement Date Certificate
     Please refer to the Lease Agreement (the “Lease”) dated           between Mack-Cali Realty, L.P., a Delaware limited partnership (“Landlord”) and the undersigned (“Tenant”) covering the Premises containing           square feet of rentable square feet on the      floor of the Building located at 5350 South Roslyn Street, Greenwood Village, Colorado 80111.
     Landlord and Tenant agree that the Commencement Date of the Lease is            ,and that the Term (as defined in the Lease) will expire on

Very truly yours,

TENANT:

By:	/s/ Chris Sapyta
Name:
Title:
APPROVED AND ACCEPTED
this      day of                ,20-
LANDLORD:
Mack-Cali Realty, L.P.,
a Delaware limited partnership
through its General Partner
Mack-Cali Realty Corporation,
a Maryland corporation

By:	/s/ Robert L. Drabkin
Robert L. Drabkin
Title:	Regional Director

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